UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 20, 2009

UTEC, Inc.

(Exact name of registrant as specified in its charter)

Nevada   000-53241   20-5936198

   (State or other jurisdiction

(Commission

(IRS Employer

         of incorporation)

   File Number)

Identification Number)

2420 Springer Drive, Suite 110     Norman, OK             73069

       (Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:      (620) 783-1361

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 4. – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

The Audit Committee of the Board of Directors of UTEC, Inc. (“UTEC”) annually considers and recommends to the Board the selection of independent public accountants. On July 20, 2009, the Board of Directors appointed Moore & Associates, Chartered (“MOORE”) as UTEC’s independent auditors for the 2009 fiscal year, replacing Cole & Reed LLP (“Cole & Reed”).

This action effectively dismisses Cole & Reed as the Company’s independent auditor effective April 1, 2009; however, the report of Cole & Reed on the Company’s consolidated financial statements for the year ended December 31, 2008, and the quarter ended March 31, 2009, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the years ended December 31, 2008 and 2007, and through the date of this Form 8-K, there have been no disagreements with Cole & Reed on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Cole & Reed’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended December 31, 2008 and 2007, and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Cole & Reed with the disclosures it is making herein no later than the day that the disclosures are filed with the Commission.  The Company has requested Cole & Reed to furnish it a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  Attached hereto as an exhibit is the letter received from Cole & Reed.

During the years ended December 31, 2008 and 2007, and through July 20, 2009 (the date MOORE was appointed), the Company did not consult MOORE with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEC, INC.

/s/ Fortunato Villamagna

Fortunato Villamagna, CEO and Director